NEWS

RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420

Exhibit 99.01

FOR IMMEDIATE RELEASE

Arrhythmia Research Technology, Inc. Reports
2016 Second Quarter Results

Company posts first profit since second quarter of 2015

FITCHBURG, MA, August 11, 2016 -- Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) (the “Company”), through its wholly-owned subsidiary, Micron Products, Inc., a diversified contract manufacturing organization that produces highly-engineered, innovative medical device components requiring precision machining and injection molding, announced results for its second quarter ended June 30, 2016.

“I am pleased with the Company’s return to profitability and our continued improvement in operating performance in the second quarter of 2016.  When compared to the first quarter of 2016, net sales increased $146 thousand, gross margin increased 4.7 points and we posted a profit by improving our bottom line by $446 thousand due to strong performances in our orthopedic implants and instruments and thermoplastic injection molding business units.  Results were driven by improved efficiencies and scalability through automation.  Improved operational efficiencies and higher margin products also helped to drive the increase in net income compared to the first quarter of 2016.”  commented Salvatore Emma, Jr., President and CEO.

”Our strategy of business unit specialization, our better than market lead times, and the efforts of our dedicated sales personnel along with our investment in new equipment, is helping to develop strong relationships with new and existing customers.”

Second Quarter 2016 Review

$ In thousands	Q2 2016	Q2 2015	$ Change	% Change
Net sales	$5,129	$5,659	$(530)	(9.4%)
Gross profit	$945	$1,032	$(87)	(8.4%)
Gross margin	18.4%	18.2%
Net income from continuing operations	$62	$115	$(53)
Diluted earnings per share	$0.02	$0.04	$(0.02)

Second quarter net sales decreased $530 thousand compared with the same period last year, primarily due to a 22.9% decline in orthopedic implant and instruments due to lower than expected volume from a large customer.  Net sales in thermoplastic injection molding decreased 4.4% due to lower sales of military and law enforcement components, partially offset by increased sales of automotive components when compared to the same period in 2015.

While sensor volume increased 3.8% over the same quarter last year, net sales decreased 1.2% due to customer mix, product mix, and competitive pricing; however, silver surcharge billed increased 3.9%  due to an increase in the weighted average price of silver for the three months ended June 30, 2016, as compared to the same period in 2015.

Gross profit decreased by $87 thousand to $945 thousand when compared to the same period in the prior year, however, gross profit as a percentage of sales increased 0.2 points to 18.4%.  The decline in gross profit was due in part to a 24.3% decrease in gross profit from orthopedic implants and instruments due to lower sales.  Gross profit from sensors decreased 20.5% due to lower prices as

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Arrhythmia Research Technology, Inc. Reports 2016 Second Quarter Results

August 11, 2016

well as customer and product mix. Additionally, thermoplastic injection molding gross profit decreased 7.6% due to lower sales of military and law enforcement components, offset by increased sales of automotive components as well as efficiency improvements from automation.

The decreases above were offset by a decrease in manufacturing overhead expenses as cost adjustments were made in response to the decreased sales in the fourth quarter of 2015 and the first quarter of 2016.

Total operating expenses decreased $31 thousand to $819 thousand or 16.0% of sales in the second quarter of 2016 as compared to $850 thousand or 15.0% in the same period last year.

Net income from continuing operations was $62 thousand, or $0.02 per diluted share, compared with net income of $115 thousand, or $0.04 per diluted share, in the 2015 second quarter.

EBITDA(1) (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, and share-based compensation expense) for the second quarter of 2016 was $525 thousand, or 10.2% of net sales, compared with $569 thousand, or 10.1% of net sales, for the same period in 2015.  (1)See attached table for additional important disclosures regarding the Company’s use of EBITDA, as well as a reconciliation of net income (loss) from continuing operations to EBITDA.

First Six Months 2016 Review

$ In thousands	YTD 2016	YTD 2015	$ Change	% Change
Net sales	$10,112	$11,517	$(1,405)	(12.2%)
Gross profit	$1,630	$1,829	$(199)	(10.9%)
Gross margin	16.1%	15.9%
Net loss from continuing operations	$(322)	$(139)	$(183)
Diluted loss per share	$(0.11)	$(0.05)	$(0.06)

Net sales for the first six months of 2016 decreased $1,405 thousand, or 12.2%, when compared with the same period last year.  The decreased net sales were primarily due to a 23.8% decline in orthopedic implant and instruments, an 11.3% decline in sensors and a 1.1% decline in thermoplastic injection molding.

Lower sales of orthopedic implants and instruments, when compared to the prior year period, was due to lower than expected demand for implants partly offset by new instrument sales.

While sensor volume increased 8.8%, sensor sales were lower due largely to competitive pricing as well as product mix and customer mix.  In addition, silver surcharge billed decreased 12.5% due to a decrease in the weighted average price of silver for the six months ended June 30, 2016, as compared to the same period in 2015.

Net sales in thermoplastic injection molding decreased 1.1% due to lower sales of military and law enforcement components, partially offset by increased sales of automotive components when compared to the same period in 2015.

Gross profit decreased by $199 thousand to $1,630 thousand when compared to the same period in the prior year, however, gross profit as a percentage of sales increased 0.2 points to 16.1%.  The decline in gross profit was the result of a 29.7% decrease in gross profit from sensors, a 23.0% decrease in orthopedic implants and instruments as well as a 1.3% decrease in thermoplastic injection molding.

The decline in sensors net sales was due to lower per unit pricing as well as customer and product mix.  Gross profit from orthopedic implants and instruments decreased due to lower volume and costs related to process validation efforts for new customers in the first quarter of 2016.  Additionally,

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Arrhythmia Research Technology, Inc. Reports 2016 Second Quarter Results

August 11, 2016

thermoplastic injection molding gross profit decreased due to the decline of military and law enforcement components, offset by increased sales of automotive components as well as efficiency improvements from automation.

The decreases above were offset by a decrease in manufacturing overhead expenses as cost adjustments were made due to the decreased sales in the fourth quarter of 2015 and the first quarter of 2016.

Total operating expenses were $1.8 million or 18.1% of sales for the six months of 2016 as compared to $1.8 million or 16.1% in the same period last year.

Net loss from continuing operations was $322 thousand, or $0.11 per diluted share, compared with net loss of $139 thousand, or $0.05 per diluted share, in the same period in 2015.

EBITDA(1) (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, and share-based compensation expense) for the first six months of 2016 was $576 thousand, or 5.7% of net sales, compared with $730 thousand, or 6.3% of net sales, for the same period in 2015.  (1)See attached table for additional important disclosures regarding the Company’s use of EBITDA, as well as a reconciliation of net income (loss) from continuing operations to EBITDA.

Cash flow and financial resources

At June 30, 2016, the Company had cash on hand of $526 thousand and working capital of $682 thousand as compared to $272 thousand and $2.5 million at December 31, 2015.  The change is due to the reclassification of the revolving line of credit to current liabilities because the maturity date is June 30, 2017.  In second quarter of 2016, the Company had net cash provided by operating activities of $339 thousand and used net cash of $960 thousand for capital expenditures.  Cash provided by investing activities of $875 thousand was due primarily to net borrowing from the Company’s revolver as well as borrowing from the equipment line of credit.

Increasing orders from new and existing customers is expected to increase short term working capital needs, which, together with timing of receipts from accounts receivables, is expected to cause fluctuations in cash flows and borrowings over the next several quarters.

Outlook:  Capital Investments, Automation and Improved Margins

Mr. Emma concluded, “We continue to invest in equipment and automation as a means to increase efficiencies and improve margins.  Our goal is to provide shorter lead times, better agility and improved product quality to enable us to attract new customers, provide additional value to our existing customers and create ongoing operating leverage for improved financial performance.”

About Arrhythmia Research Technology, Inc.

Arrhythmia Research Technology, Inc., through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device components requiring precision machining and injection molding.  The Company also manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications.  In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors.  The Company’s strategy for growth is to build a best-in-class contract manufacturer with a specialized focus on plastic injection molding and highly-engineered medical devices and components requiring precision machining.

The Company routinely posts news and other important information on its websites:

http://www.arthrt.com, http://www.micronproducts.com and http://www.micronmedical.com.

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Arrhythmia Research Technology, Inc. Reports 2016 Second Quarter Results

August 11, 2016

Safe Harbor Statement

Forward-looking statements made herein are based on current expectations of Arrhythmia Research Technology, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to obtain and retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements;  the level of and ability to generate sales of higher margin products and services; our ability to renew our credit facility and manage our level of debt and provisions in the debt agreements which could make the Company sensitive to the effects of economic downturns and limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; reliance on revenues from exports and impact on financial results due to economic uncertainty or downturns in foreign markets; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variations in the mix of products sold; continued availability of supplies or materials used in manufacturing at competitive prices; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources.  More information about factors that potentially could affect the Company's financial results is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

For more information, contact:

Derek T. Welch
Chief Financial Officer
978.345.5000

FINANCIAL TABLES FOLLOW.

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Arrhythmia Research Technology, Inc. Reports 2016 Second Quarter Results

August 11, 2016

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net sales	$5,129,013	$5,659,094	$10,112,294	$11,517,436
Cost of sales	4,184,263	4,626,940	8,482,425	9,688,886
Gross profit	944,750	1,032,154	1,629,869	1,828,550

Selling and marketing	303,564	262,609	596,910	520,581
General and administrative	491,432	525,577	1,182,067	1,173,804
Research and development	24,415	62,224	50,258	154,785
Total operating expenses	819,411	850,410	1,829,235	1,849,170

Net income (loss) from continuing operations	125,339	181,744	(199,366)	(20,620)
Other expense:
Interest expense	(63,276)	(69,840)	(123,496)	(135,533)
Other income, net	50	3,322	827	16,831
Total other expense, net	(63,226)	(66,518)	(122,669)	(118,702)
Income (loss) from continuing operations before income taxes	62,113	115,226	(322,035)	(139,322)
Income tax provision	—	—	—	—
Income (loss) from continuing operations	62,113	115,226	(322,035)	(139,322)
Discontinued Operations:
Income from discontinued operations, net of tax provision of $0 for the three and six months ended June 30, 2016 and 2015	—	—	—	362,610
Net income (loss)	$62,113	$115,226	$(322,035)	$223,288
Earnings (loss) per share - basic
Continuing operations	$0.02	$0.04	$(0.11)	$(0.05)
Discontinued operations	—	—	—	0.13
Earnings (loss) per share - basic	$0.02	$0.04	$(0.11)	$0.08
Earnings (loss) per share - diluted
Continuing operations	$0.02	$0.04	$(0.11)	$(0.05)
Discontinued operations	—	—	—	0.13
Earnings (loss) per share - diluted	$0.02	$0.04	$(0.11)	$0.08
Weighted average common shares outstanding - basic	2,816,639	2,781,826	2,816,392	2,780,420
Weighted average common shares outstanding - diluted	2,900,493	2,848,302	2,816,392	2,881,438

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Arrhythmia Research Technology, Inc. Reports 2016 Second Quarter Results

August 11, 2016

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$526,294	$272,291
Trade accounts receivable, net of allowance for doubtful accounts of $30,000 at June 30, 2016 and $60,000 at December 31, 2015	2,722,023	2,798,353
Insurance receivable	258,842	—
Inventories	2,673,695	2,118,712
Prepaid expenses and other current assets	577,274	614,129
Total current assets	6,758,128	5,803,485
Property, plant and equipment, net	6,841,652	6,626,069
Assets held for sale, net	665,000	665,000
Intangible assets, net	17,766	18,645
Other assets	216,233	268,835
Total assets	$14,498,779	$13,382,034
Liabilities and Shareholders’ Equity
Current liabilities:
Revolving line of credit, current portion	$2,081,495	$—
Equipment line of credit, current portion	—	35,718
Term notes payable, current portion	762,978	589,635
Subordinated promissory notes	486,977	473,135
Accounts payable	1,738,955	1,553,388
Accrued expenses and other current liabilities	359,699	275,777
Customer deposits	392,034	93,407
Deferred revenue, current	253,681	272,837
Total current liabilities	6,075,819	3,293,897
Long-term liabilities:
Revolving line of credit, non-current portion	—	1,511,495
Equipment line of credit, non-current portion	—	301,132
Term notes payable, non-current portion	1,537,906	1,120,652
Deferred revenue, non-current	242,671	272,181
Total long-term liabilities	1,780,577	3,205,460
Total liabilities	7,856,396	6,499,357
Commitments and Contingencies
Shareholders’ equity:
Preferred stock, $0.001 par value; 2,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 10,000,000 shares authorized; 3,926,491 issued, 2,816,639 outstanding at June 30, 2016 and 3,926,491 issued, 2,801,639 outstanding at December 31, 2015	39,265	39,265
Additional paid-in-capital	11,422,345	11,381,536
Treasury stock at cost, 1,109,852 shares at June 30, 2016 and 1,124,852 shares at December 31, 2015	(3,028,564)	(3,069,496)
Accumulated deficit	(1,790,663)	(1,468,628)
Total shareholders’ equity	6,642,383	6,882,677
Total liabilities and shareholders’ equity	$14,498,779	$13,382,034

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Arrhythmia Research Technology, Inc. Reports 2016 Second Quarter Results

August 11, 2016

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended
	June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(322,035)	$223,288
Income from discontinued operations	—	(362,610)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gain) loss on sale of property, plant and equipment	—	(14,729)
Depreciation and amortization	745,440	730,013
Non-cash interest expense	13,842	13,842
Change in allowance for doubtful accounts	(30,000)	3,000
Share-based compensation expense	30,591	19,888
Changes in operating assets and liabilities:
Accounts receivable	106,330	(824,149)
Insurance receivable	(258,842)	—
Inventories	(554,983)	23,518
Prepaid expenses and other current assets	36,855	(76,378)
Other non-current assets	52,602	226,802
Accounts payable	185,567	325,282
Accrued expenses and other current liabilities	363,393	283,897
Other non-current liabilities	(29,510)	(249,619)
Net cash provided by (used in) operating activities	339,250	322,045
Cash flows from investing activities:
Purchases of property, plant and equipment	(960,144)	(784,157)
Proceeds from sale of property, plant and equipment	—	20,700
Cash paid for patents and trademarks	—	(5,528)
Net cash provided by (used in) investing activities	(960,144)	(768,985)
Cash flows from financing activities:
Proceeds from (payments on) revolving line of credit, net	570,000	320,000
Proceeds from equipment line of credit	544,851	415,785
Payments on term notes payable	(291,104)	(242,080)
Proceeds from stock option exercises	51,150	28,611
Net cash provided by (used in) financing activities	874,897	522,316
Net increase (decrease) in cash and cash equivalents	254,003	75,376
Cash and cash equivalents, beginning of period	272,291	209,398
Cash and cash equivalents, end of period	526,294	284,774

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Arrhythmia Research Technology, Inc. Reports 2016 Second Quarter Results

August 11, 2016

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

EBITDA RECONCILIATION (1)

(Unaudited, $ in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income (loss) from continuing operations	$62	$115	($322)	($139)
Income tax provision	-	-	-	-
Other (income) expense	-	(3)	(1)	(17)
Interest expense	63	70	123	136
Depreciation and amortization	384	374	745	730
Share-based compensation	16	13	31	20
EBITDA	$525	$569	$576	$730
EBITDA margin %	10.2%	10.1%	5.7%	6.3%

(1) Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about EBITDA (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, and share-based compensation expense), which is a non-GAAP measure.  The Company believes EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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